UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2013

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Freeport-McMoRan Copper & Gold, Inc. (the Company) held its 2013 annual meeting of stockholders on July 16, 2013 in Wilmington, Delaware. At the annual meeting, the Company's stockholders (1) elected each of the fifteen director nominees listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, (2) failed to approve, on an advisory basis, the compensation of the Company's named executive officers, (3) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2013 fiscal year, (4) failed to approve a stockholder proposal regarding the selection of a candidate with environmental expertise to be recommended for election to the Company's board of directors, (5) approved a stockholder proposal regarding a requirement that the Company's chairman of the board of directors be an independent member of the Company's board of directors, (6) failed to approve a stockholder proposal regarding the adoption by the Company's board of directors of a policy on board diversity, and (7) approved a stockholder proposal regarding the amendment of the Company's bylaws to permit stockholders holding 15% of the Company's outstanding common stock to call a special meeting of stockholders.

Of the 949,737,246 shares of the Company's common stock outstanding as of the record date, 750,495,368 shares were represented at the annual meeting. The Company's independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Election of fifteen director nominees.

Name	Votes For	Votes Withheld	Broker Non-Votes

Richard C. Adkerson	561,117,123	29,446,637	159,931,608
Robert J. Allison, Jr.	419,635,955	170,927,805	159,931,608
Alan R. Buckwalter, III	580,061,621	10,502,139	159,931,608
Robert A. Day	500,736,959	89,826,801	159,931,608
James C. Flores	571,557,807	19,005,953	159,931,608
Gerald J. Ford	501,865,478	88,698,282	159,931,608
Thomas A. Fry, III	579,990,377	10,573,383	159,931,608
H. Devon Graham, Jr.	470,194,507	120,369,253	159,931,608
Charles C. Krulak	485,426,678	105,137,082	159,931,608
Bobby Lee Lackey	479,029,374	111,534,386	159,931,608
Jon C. Madonna	507,059,634	83,504,126	159,931,608
Dustan E. McCoy	501,570,440	88,993,320	159,931,608
James R. Moffett	489,118,265	101,445,495	159,931,608
B. M. Rankin, Jr.	504,231,796	86,331,964	159,931,608
Stephen H. Siegele	577,227,381	13,336,379	159,931,608

Proposal 2:	Approve, on an advisory basis, the compensation of the Company's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

171,978,015	413,365,246	5,220,499	159,931,608

Proposal 3:	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.

Votes For	Votes Against	Abstentions

738,526,630	9,681,562	2,287,176

Proposal 4:	Stockholder proposal regarding the selection of a candidate with environmental expertise to be recommended for election to the Company's board of directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes

170,333,967	405,173,155	15,056,638	159,931,608

Proposal 5:	Stockholder proposal regarding the requirement that the Company's chairman of the board of directors be an independent member of the Company's board of directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes

332,649,288	255,185,919	2,728,553	159,931,608

Proposal 6:	Stockholder proposal regarding the adoption by the Company's board of directors of a policy on board diversity.

Votes For	Votes Against	Abstentions	Broker Non-Votes

162,999,544	401,108,473	26,455,743	159,931,608

Proposal 7:	Stockholder proposal regarding the amendment of the Company's bylaws to permit stockholders holding 15% of the Company's outstanding common stock to call a special meeting of stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes

415,552,389	172,162,465	2,848,906	159,931,608

Item 8.01 Other Events.

As discussed in Item 5.07 above, on July 16, 2013, at the Company's annual meeting, a majority of the Company's stockholders present and entitled to vote on the proposal approved a stockholder proposal regarding the amendment of the Company's Amended and Restated By-Laws. In connection with the approval of the stockholder proposal, Article IV, Section 7 of the Company's Amended and Restated By-Laws was amended, effective July 16, 2013, to permit stockholders holding 15% of the Company's outstanding common stock to call a special meeting.

A copy of the Composite By-Laws of the Company, reflecting the amendment adopted by the Company's stockholders at the annual meeting, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: July 18, 2013

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

3.1	Composite Bylaws of Freeport-McMoRan Copper & Gold Inc. as of July 16, 2013.